                                                                      EXHIBIT 16


                             [ANDERSEN LETTERHEAD]



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

May 2, 2002

Gentlemen:

We have read the second and third paragraphs of Item 4 included in the Form 8-K dated May 2, 2002 of ELCOR Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

ARTHUR ANDERSEN LLP